Exhibit 23.1

Independent Auditors’ Consent

We consent to the use in this Registration Statement of Atheros Communications, Inc. on Form S-1 of our report dated March 17, 2003 (March 31, 2003 as to Note 13) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 17, 2003 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

November 26, 2003